EMPLOYMENT AGREEMENT

     AGREEMENT  made  June 1,  1999  (the  "Effective  Date")  between  ACRODYNE
INDUSTRIES, INC., a Pennsylvania corporation, having a principal place of business at 516 Township Line Road, Blue Bell, Pennsylvania 19422 (the "Company") and WILLIAM H. BARCLAY, an individual residing at 1716 Morgan Lane, Collegeville, Pennsylvania 19426 (the "Employee").

     WHEREAS,   the  Company  designs,   manufactures  and  markets   television
transmitters and translators and the Employee has experienced in the electronics equipment industry; and

     WHEREAS, the Company desires to employ the Employee as Vice President Manufacturing and the Employee desires to accept such employment upon the terms, and subject to the conditions, set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the Company and the Employee, each intending to be legally bound, agree as follows:

     1. Employment Term. Subject to earlier termination as provided in Section 5 hereof, the Company hereby employs the Employee for a term of two (2) years commencing as of the Effective Date of this Agreement (the "Term"). This Agreement may be renewed and or renegotiated for additional two (2) year terms or more after the Term subject to the mutual approval of Employee and company management. The Employee accepts such employment and agrees to render such services faithfully and to the best of his ability for and in consideration of the compensation and benefits to be received pursuant to this Agreement.

     2. Responsibilities and Duties. During the Term, the Employee shall be employed as Vice President Manufacturing of the Company with such responsibilities and duties reasonably consistent therewith as are determined by the Company's Chairman and President from time to time. During the Term the Employee agrees to comply with the policies of the Company with respect to potential conflicts of interest and business ethics as may be adopted by the Board from time to time.

     3. Extent of Service. The Employees shall devote this full business time, attention and best efforts to the business of the Company, and, except as may be specifically permitted in advance by the Company in writing shall not be engaged in any other business activity during the Term Subject to the provisions of
Section 7 hereof, the foregoing shall not be construed as preventing the Employee from making passive minority investments in other businesses or enterprises; provided however that such investments will not require services on the part of the Employee which would in any way or to any extent impair or interfere with the performance of his duties under this Agreement.

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     4. Compensation

     (a) Salary. The Company shall pay the Employee an annual base salary of 125,000 ("Base Salary") during the Term (subject to normal withholdings and deductions). The Base Salary set forth herein shall be payable in installments in accordance with the payroll policies of the Company in effect from time to time during the Term; The Base Salary may be increased from time to time by the Company at its discretion.

          (b) Stock Options. The Company hereby grants the Employee an option to purchase up to 55,000 shares of the Company's common stock pursuant to the 1999 long term incentive plan The exercise price of these options to be determined by Board of Directors at fair market value at time of grant and will vest one half each on September 1, 1999 and June 1, 2000 assuming Employee remains employed with Company on each date of vest.

          (c) Benefits. The Company shall provide to the Employee during the Term such comprehensive medical dental, disability, and other insurance protection, 401 (k), pension, retirement, savings or other similar plans, paid vacation and sick days and other benefits, if any, as are consistent with the Company's general policy in effect from time to time for the senior executives of the Company.

          (d) Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable, ordinary and necessary business expenses incurred by him in the performance of his duties hereunder and the Employee shall account to the Company therefor in the manner normally prescribed by the Company for reimbursement of employee's expenses.

     5. Termination.

     (a) Death. If the Employee dies during the Term and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee or his estate, except that the Company shall pay to the Employee's estate that portion of the Employee's Base Salary accrued through the date of death of the Employee.

          (b) Disability If during the Term, the Employee shall be prevented from performing his duties hereunder by reason of disability for a period of not less than 90 consecutive days, then the Company may terminate this Agreement upon 10 days' prior written notice to the Employee. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Company, upon advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. Employee agrees that he will submit to such an examination.

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in the event of a  termination  pursuant  to this  subparagraph(b),  the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Employee or his legal representative the Employee's the Base Salary with full benefits for the next succeeding three (3) months. During this three (3) month period said individual will be deemed an employee for vesting purposes as well.

     (c) For Cause Termination. Prior to the end of the Term, the Company, with Cause (as hereinafter defined), but without need for prior written notice, may terminate this Agreement without any further liability hereunder to the Employee, other than to pay to the Employee the Employee's Base Salary accrued to the date of discharge. All such payments to the Employee shall be made in the same manner and at the same times as they would have been paid to the Employee had he not been discharged. For purposes of this Agreement, the Company shall have "Cause" to discharge the Employee or terminate the Employee's employment hereunder upon: (i) the Employee's conviction of a crime involving moral turpitude, including fraud, theft, or embezzlement: (ii) the Employee's willful failure or refusal to follow the lawful policies or directives established by the Company and given to the Employee in writing or to perform his duties; (iii) any act or omission by the Employee tantamount to dishonesty, gross negligence or other willful misconduct to the detriment of the Company or its affiliates; or (iv) the Employee's willful failure to perform his duties which failure is not remedied within thirty (30) days following written notice to the Employee,

          (d) Termination Without Cause. The Company may terminate the Employee's employment with the Company without cause at any time during the first six months of employment upon ninety (90) days prior written notice.
Should the Employee be terminated after the initial six month period of contract, the Employee will be entitled to receive a severance payment equal to six months salary.

          (e) Voluntary Termination The Employee may voluntarily terminate his employment with the Company at any time during the Term upon ninety (90) days' prior written notice, in which case this Agreement shall automatically terminate and the Company shall have no further obligation to the Employee other than to pay to the Employee that portion of the Employee's Base Salary through the date on which the Employee resignation becomes effective,

     6. Confidential Information . The Employee acknowledges that in the course of his employment by the Company, he may receive or has received certain information, including without limitation, technological information, customer and client lists, and other business, product and financial information which is confidential or which constitutes a trade secret relating to the Company or the business conducted by the Company (the "Information"). The Employee agrees not to reveal the Information to anyone outside the Company or its affiliates and not to use the Information for any purpose other than the performance of his duties under the Agreement. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment

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concerning any  Information and the Employee agrees that all such materials will at all times, remain the property of the Company.

     7. Restrictive Covenant. For the entire duration of the Term and any Renewal Term, the Employee shall not, directly or indirectly, engage within any market area served by the Company in a manner (including, without limitation, as principal, agent, employee, consultant, or investor in a public company (other than a passive investor with a less than 1% interest), trustee or through the agency of any corporation, partnership, association of agent or agency) in any business in competition with the business conducted by the Company or its subsidiaries or affiliates (or its successors and assigns), including, without limitation any business involving telecommunication transmittal equipment. For a period of two years after the termination of employment, the Employee further agrees that he shall not, either directly or indirectly, through any person, firm, association or corporation with which the Employee is now or may hereafter become associated, cause or induce any present or future employee of the Company (or its successors and assigns) or any of its affiliates to leave the employ of the Company (or its successors and assigns) or any such affliate for any such affiliate for any reason. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of any other provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted for the stated duration, scope or area.

     8. Notices. All notices, request, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on
(a) the date personally delivered, (b) five days following the date mailed, postage prepaid, by certified mail, return receipt requested, or (c) five days following the date telecopied and confirmed by mail if addressed to the respective parties as follows:

If to the Employee:      William H. Barclay
                         1716 Morgan Lane
                         Collegeville, PA 19426

If to the Company:       Acrodyne Industries, Inc.
                         516 Township Line Road
                         Blue Bell, Pennsylvania 19422
                         Attn: Chairman of the Board of Directors

Either party hereto may designate a different address by providing written notice of such new address to the Other party hereto

     9. Specific Performance The Employee acknowledges that a remedy at law for any breach or attempted breach of Section 6 or 7 of this Agreement will be inadequate, and agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

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     10.  Severability  If any provision or provision of this Agreement shall be held to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction for my, reason whatsoever

          (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held in-valid, illegal or unenforceable.

          (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     11. Assignment. This Agreement may not be assigned by either party hereto, except that the Company shall have the right to assign this Agreement without the consent of the Employee in connection with the sale of all Or substantially all of the assets or equity of the Company. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

     12. Binding Effect.  This Agreement shall be binding upon and insure to the
benefit   of  the   parties   hereto,   the   Employee's   heirs  and   personal
representatives, and the successors and assigns of the Company.

     13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both the parties hereto nor shall such waiver constitute a continuing waiver.

     14. Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not effect in any way the meaning of interpretation of this Agreement.

     15, Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania

     16. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     17. Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Company and supersedes any and all prior understandings, agreements or correspondence between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written


                                       ACRODYNE COMMUNICATION INC.
                                       /s/ A. Robert Mancuso
                                       ----------------------------
                                       By: A. Robert Mancuso, Chairman CEO

                                       /s/ William H. Barclay
                                       ----------------------------
                                       William H. Barclay


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